                         Inland Real Estate Corporation
                               Sticker Supplement


         Supplement No. 4 to the Company's Prospectus discloses information regarding a recently completed acquisition of property, updates certain information in the sections of the Prospectus headed "Risk Factors", "Estimated Use of Proceeds of Offering", "Real Property Investments", "Plan of Distribution" and discloses an increase in Distributions. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

         On October 18, 1996, the Company completed the acquisition of an 80,650 square foot Neighborhood Retail Center known as Six Corners Plaza located at 3920 North Cicero Avenue, Chicago, Illinois for approximately $6.0 million. The center was purchased from an unaffiliated third party.

         The Company commenced the "best efforts" Offering on July 24, 1996, and as of October 22, 1996, the Company had accepted subscriptions for 1,394,244 shares ($12,617,913 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee). Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of September 30, 1996, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totalling $905,456. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services.

                                SUPPLEMENT NO. 4
                             DATED OCTOBER 25, 1996
                     TO THE PROSPECTUS DATED JULY 24, 1996
                       OF INLAND REAL ESTATE CORPORATION

         This Supplement No. 4 is provided for the purpose of supplementing the Prospectus dated July 24, 1996 of Inland Real Estate Corporation (the "Company"), Supplement No. 1 to the Prospectus dated August 5, 1996 ("Supplement No. 1"), Supplement No. 2 to the Prospectus dated August 19, 1996 ("Supplement No. 2") and Supplement No. 3 to the Prospectus dated September 23, 1996 ("Supplement No. 3") (collectively "Supplements") and must be read in conjunction therewith. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus or in the Supplements.

               RISK FACTORS/ESTIMATED USE OF PROCEEDS OF OFFERING

         Investors are advised that the Offering is not conditioned upon the Company raising a minimum amount of proceeds. Therefore, the Company may not raise proceeds sufficient to apply to any use other than payment of organization and offering expenses associated with the Offering. Up to 12.61% of the amount invested by any purchaser will be used by the Company to fund various expenses associated with the Offering and a working capital reserve. As a result, the Company estimates that only 87.39% of Gross Offering Proceeds will be used to acquire properties if the Maximum Offering is sold. In addition, although the Company anticipates that the total Public Offering Expenses will approximately total 11.11% of the Gross Offering Proceeds, investors are advised that these expenses may total up to 15% of Public Offering Expenses.

                       INVESTMENT OBJECTIVES AND POLICIES

DISTRIBUTIONS

         The Company's Board has approved an increase in Distributions, beginning with the fourth quarter 1996, from the current level of $0.80 per Share to $0.83 per Share.


                           REAL PROPERTY INVESTMENTS

SIX CORNERS PLAZA, CHICAGO, ILLINOIS

         On October 18, 1996, the Company acquired a Neighborhood Retail Center located at 3920 North Cicero Avenue in Chicago, Illinois known as Six Corners Plaza ("Six Corners") from MBL Life Assurance Corporation, an unaffiliated third party, for approximately $6.0 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $74 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Six Corners was built in 1966 and consists of a two-story building aggregating 80,650 rentable square feet. As of October 1, 1996, Six Corners was 96% leased. Tenants leasing more than 10% of the total square footage are Bally's Chicago Health & Tennis Club ("Bally's"), which leases 45,803 square feet, or approximately 57% of the rentable square feet, and Illinois Masonic, which leases 15,338 square feet, or approximately 19% of the rentable square feet. Bally's is a fitness and exercise center, and Illinois Masonic is a medical center.

         In evaluating Six Corners as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a March 1996 study conducted by Mid-America Real Estate Corporation which was based on 1990 census updates and projections, the population within a three-mile radius of Six Corners is 412,159, with an estimated average household income in excess of $45,400 per year, higher than the national average. Although 76% of the rentable square feet at Six Corners is leased to two tenants, the Company's management believes the superior demographics of the area surrounding the center, including high population density, relatively high income and high vehicular traffic volume near the center, meet the site evaluation criteria of many retailers. Therefore, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Six Corners over the next few years. A substantial portion of any such cost would be paid by the tenants.

                                                               Occupancy Rate
                                      Year Ending             as of December 31         Effective Annual Rental
                                     December 31,                of Each Year               Per Square Foot
                                     ------------           --------------------            ---------------
                                         1995                       96%                          $12.06

         Information for prior years is not available to the Company.

         The lease with Bally's requires Bally's to pay base rent equal to $10.68 per square foot per annum payable monthly until July 31, 2010. The lease also grants Bally's two options to renew the lease for separate five year terms. If the first option is exercised, Bally's will be required to pay a base rent of $12.67 per square foot per annum payable monthly from August 1, 2010. Thereafter, the price will increase 3% per year throughout both option periods.

         For federal income tax purposes, the Company's depreciable basis in Six Corners will be approximately $4,590,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $217,643. The real estate taxes payable were calculated by multiplying Six Corners' assessed value by an equalizer of 2.1243 and a tax rate of 9.345%.

         At October 1, 1996, a total of 77,550 square feet were leased to nine tenants at Six Corners. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                 Square Foot                          Renewal         Current          Percentage         Rent per
             Lessee                Leased         Lease Ends          Options        Annual Rent         Rent            Square Foot
             ------                ------         ----------          -------        -----------         ----            -----------
     Bally's Chicago Health         45,803          7/2010           2/5 year         $489,176            None              $10.68
     Club

     Illinois Masonic (1)           13,988          3/1999             None           $251,784            None              $18.00

     Illinois Masonic
     Optometry Space (1)             1,350          3/1999             None            $24,300            None              $18.00

     One Hour Photo                  1,001          2/1997             None            $17,017            None              $17.00

     Weight Watchers                 2,844          8/1998           1/5 year          $46,926            None              $16.50

     Payless Shoe Store              2,538          9/2002             None            $44,451            None              $17.55

     Elegante Salon                  1,725         10/2000             None            $24,150            None              $14.00

     Video Update                    6,975          9/2000             None            $69,750            None              $10.00

     Supercuts                       1,326          1/2005             None            $21,852            None              $16.48

     Vacant                          3,100


(1) Both spaces are leased to Illinois Masonic.

                                                                                     Percent of
                                                                         Average       Total       Percent of
                                                                        Base Rent     Building       Annual
                               Approx. GLA     Annual                   Per Square      GLA        Base Rent
                               of Expiring   Base Rent                     Foot      Represented   Represented
                  Number of      Leases          of          Total        Under          by           by
  Year Ending      Leases        (square      Expiring      Annual       Expiring     Expiring      Expiring
  December 31,    Expiring        feet)        Leases      Base Rent (1)  Leases       Leases        Leases
  ------------    --------        -----        ------      -------------  ------       ------        ------
      1996            -             -            -        $ 989,496           -           -            -

      1997            1           1,001       $17,017       990,566        $17.00        1.24         1.72%

      1998            1           2,844        48,348     1,009,065         17.00        3.53         4.79%

      1999            2          15,338       276,084       974,420         18.00       19.02        28.33%

      2000            2           8,700        93,900       713,322         10.79       10.79        13.16%
      2001            -             -            -          632,975           -           -            -

      2002            1           2,538        47,080       648,856         18.55        3.15         7.26%

      2003            -             -            -          614,465           -           -            -
      2004            -             -            -          629,470           -           -            -

      2005            1           1,326        27,619       644,127         20.83        1.64         4.29%

 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


       The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Six Corners property, as of September 30, 1996, of $6.2 million. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.

                              PLAN OF DISTRIBUTION

       The Company commenced the "best efforts" Offering on July 24, 1996, and as of October 22, 1996, the Company had accepted subscriptions for 1,394,244 shares ($12,617,913 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee).

       Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of September 30, 1996, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totalling $905,456. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management
and leasing services.    The Company incurred and paid Property Management Fees
of $139,597 for the nine months ended September 30, 1996 and $46,791 for the year ended December 31, 1995. The Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. As of September 30, 1996, the Company had incurred Advisor Asset Management Fees of $242,341, all of which remained unpaid on such date. As of December 31, 1995, the Company had not incurred or paid any such fees.

       Investors are advised that for sales made to individuals residing in the State of Minnesota, warrants will be issued only to Inland Securities Corporation. No one else may receive warrants as commissions for sales. This provision does not apply to sales outside of Minnesota.



                         INDEX TO FINANCIAL STATEMENTS

                                                                                                      PAGE
                                                                                                      ----
Pro Forma Balance Sheet (unaudited) at December 31, 1995  . . . . . . . . . . . . . . . . . . .       F-1

Notes to Pro Forma Balance Sheet (unaudited) at December 31, 1995 . . . . . . . . . . . . . . .       F-3

Pro Forma Statement of Operations (unaudited) of the Company
for the year ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-6

Notes to Pro Forma Statement of Operations (unaudited)
for the year ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-8

Pro Forma Balance Sheet (unaudited) at June 30, 1996  . . . . . . . . . . . . . . . . . . . . .       F-18

Notes to Pro Forma Balance Sheet (unaudited) at June 30, 1996 . . . . . . . . . . . . . . . . .       F-20

Pro Forma Statement of Operations (unaudited) of the Company
for the three months ended June 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-22

Notes to Pro Forma Statement of Operations (unaudited)
for the three months ended June 30, 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-24

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons and Six Corners as though these transactions occurred December 31, 1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


                                                             December 31,
                               December 31,                      1995
                                   1995        Pro Forma      Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
Assets
Net investment in
  properties.................. $ 17,342,538    40,021,080    57,363,618
Cash and cash equivalents.....      738,931          -          738,931
Restricted cash...............      150,000          -          150,000
Accounts and rents
  receivable..................      333,823       698,277     1,032,100
Other assets..................      185,585        39,550       225,135
                               -------------  ------------  ------------
Total assets.................. $ 18,750,877    40,758,907    59,509,784
                               =============  ============  ============


Liabilities and Stockholders' Equity
Accounts payable and accrued
  expenses.................... $    288,037         7,500       295,537
Accrued real estate taxes.....      374,180       884,821     1,259,001
Distributions payable (C).....      129,532          -          129,532
Security deposits.............       54,483        67,763       122,246
Mortgage payable..............      750,727     8,428,200     9,178,927
Notes payable to Affiliate....      360,000          -          360,000
Other liabilities.............      178,852          -          178,852
                               -------------  ------------  ------------
Total liabilities.............    2,135,811     9,388,284    11,524,095
                               -------------  ------------  ------------
Common Stock..................       19,996        36,478        56,474
Additional paid in capital
  (net of Offering costs).....   16,835,183    31,334,145    48,169,328
Accumulated distributions in
  excess of net income........     (240,113)         -         (240,113)
                               -------------  ------------  ------------
Total Stockholders' equity....   16,615,066    31,370,623    47,985,689
                               -------------  ------------  ------------
Total liabilities and
  Stockholders' equity........ $ 18,750,877    40,758,907    59,509,784
                               =============  ============  ============



               See accompanying notes to pro forma balance sheet.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)

(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on December 31, 1995. The terms are described in the notes that follow.

                                              Pro Forma  Adjustments
                            -------------------------------------------------------------
                            Mundelein      Regency      Prospect    Montgomery-     Zany
                              Plaza         Point       Heights        Sears       Brainy
                            ---------   ----------   -----------    -----------  ---------
Assets
------

Net investment in
  properties............. $ 5,658,230     5,700,000    2,165,000     3,419,000    2,455,000
Accounts and rent
  receivable.............      84,375        16,867       38,771        27,842         -
Other assets.............         -            -            -             -            -
                          ------------  ------------ -----------   ------------ -----------
Total assets............. $ 5,742,605     5,716,867    2,203,771     3,446,842    2,455,000
                          ============  ============ ============  ============ ===========

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses....... $     7,500          -            -             -            -
Accrued real estate taxes      89,010        16,867       63,517        32,655         -
Security deposits........      15,000        28,621        8,600          -            -
Mortgage payable.........        -        4,473,200         -             -            -
                          ------------  ------------ -----------   ------------ -----------
Total liabilities........     111,510     4,518,688       72,117        32,655         -
                          ------------  ------------ -----------   ------------ -----------
Common Stock(D)..........       6,548         1,393        2,479         3,970        2,855
Additional paid in capital
  (net of Offering
  costs)(D)..............   5,624,547     1,196,786    2,129,175     3,410,217    2,452,145
                          ------------  ------------ -----------   ------------ -----------
Total Stockholders'
  equity.................   5,631,095     1,198,179    2,131,654     3,414,187    2,455,000
                          ------------  ------------ -----------   ------------ -----------

Total liabilities and
  Stockholders' equity... $ 5,742,605     5,716,867    2,203,771     3,446,842    2,455,000
                          ============  ============ ============  ============ ===========

                                              Pro Forma  Adjustments
                          ---------------------------------------------------------
                                           Hawthorn                       Total
                               Salem        Village         Six         Pro Forma
                              Square        Commons       Corners       Adjustment
                          -----------    -----------    -----------    ------------
Assets
------
Net investment in
  properties.............    6,173,850     8,450,000       6,000,000     40,021,080
Accounts and rent
  receivable.............      270,729       194,400          65,293        698,277
Other assets.............         -           39,550           -             39,550
                          ------------   -----------     -----------     -----------
Total assets.............    6,444,579     8,683,950       6,065,293     40,758,907
                          ============   ===========     ===========    ============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.......          -             -             -              7,500
Accrued real estate taxes      270,729       194,400         217,643        884,821
Security deposits........          -             -            15,542         67,763
Mortgage payable.........          -       3,955,000           -          8,428,200
                          ------------   -----------     -----------     -----------
Total liabilities........      270,729     4,149,400         233,185      9,388,284
                          ------------   -----------     -----------     -----------
Common Stock(D)..........        7,179         5,273           6,781         36,478
Additional paid in capital
  (net of Offering
  costs)(D)..............    6,166,671     4,529,277       5,825,327     31,334,145
                          ------------   -----------     -----------     -----------
Total Stockholders'
  equity.................    6,173,850     4,534,550       5,832,108     31,370,623
                          ------------   -----------     -----------     -----------
Total liabilities and
  Stockholders' equity...    6,444,579     8,683,950       6,065,293     40,758,907
                          ============   ===========     ===========    ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Regency Point Shopping Center, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with cash and cash equivalents.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Zany Brainy, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from cash and cash equivalents.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Salem Square, Countryside, Illinois

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.


        The Company funded the  purchase  using:  (i)  the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000  from  an
    unaffiliated  lender.   The Company  paid a 1% origination fee to  the
    lender of  the Mortgage Loan.  The  Mortgage   Loan has a term of five
    years and,  prior to the  maturity  date,   requires  payments of interest
    only, at an  annual rate of 7.85%.

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated third party for the purchase price of $6,000,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $36,478,000, net of additional Offering costs of $5,107,377, are reflected as received as of
    December 31, 1995,  prior  to  the  purchase  of   the  properties.
    Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, Salem Square, Hawthorn Village Commons and Six Corners as of January 1, 1995. Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store were constructed in 1995 and acquired shortly after construction was completed and as such, the unaudited Pro Forma Statement of Operations of the Company is presented to effect these acquisitions as of
August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      for the year ended December 31, 1995
                                  (unaudited)


                                           Pro Forma Adjustments

                                1995        1995         1996
                             Historical  Acquisitions Acquisitions    1995
                                (A)          (B)          (C)       Pro Forma
Rental
  income..........          $  869,485      585,614    4,073,892    5,528,991
Additional
  rental income...             228,024      162,536    1,232,019    1,622,579
Interest
  income (D)......              82,913         -            -          82,913
                            -----------  -----------  -----------  -----------
  Total income....           1,180,422      748,150    5,305,911    7,234,483
                            -----------  -----------  -----------  -----------
Professional
  services and
  general and
  administrative                23,132         -            -          23,132
Property operating
  expenses........             326,721      275,218    1,927,980    2,529,919
Interest expense..             164,161      429,997      662,368    1,256,526
Depreciation (E)..             169,894      111,767      922,722    1,204,383
                            -----------  -----------  -----------  -----------
Total expenses....             683,908      816,982    3,513,070    5,013,960
                            -----------  -----------  -----------  -----------
  Net income(loss)          $  496,514      (68,832)   1,792,841    2,220,523
                           ===========   ===========  ===========  ===========


Weighted average
  common stock shares
  outstanding (F).             943,156                              4,583,456
                            ===========                            ===========

Net income per weighted
  average common stock
  outstanding (F).          $      .53                                    .48
                           ===========                            ===========



          See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical statement of operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1995 are as though the acquisitions were acquired the earlier of January 1, 1995 or date that operations commenced.



                                             Pro Forma Adjustments
                   -----------------------------------------------------------------------------------------
                                                            Hartford                                Total
                                              Montgomery-   Naperville  Nantucket      Antioch       1995
                    Walgreens   Eagle Crest    Goodyear       Plaza       Square        Plaza      Pro Forma
                   ----------   -----------   -----------   ----------  ----------    ---------    ---------
Rental
  income.......... $   10,651       95,232       101,359       15,077      340,545       22,750      585,614
Additional
  Rental income...       -           2,218        19,203          662      140,453         -         162,536
                   ----------   ----------   -----------    ---------    ---------     --------    ---------
  Total income....     10,651       97,450       120,562       15,739      480,998       22,750      748,150
                   ----------   ----------   -----------    ---------    ---------     --------    ---------
Property operating
  expenses........        533       17,376        47,758        3,436      205,903          212      275,218
Interest expense..      4,840       77,170        46,325       13,625      267,137       20,900      429,997
Depreciation (E)..      3,141       16,324        20,682        8,867       57,357        5,396      111,767
                   ----------   ----------   -----------    ---------    ---------     --------    ---------
Total expenses....      8,514      110,870       114,765       25,928      530,397       26,508      816,982
                   ----------   ----------   -----------    ---------    ---------     --------    ---------
  Net income(loss) $    2,137      (13,420)        5,797      (10,189)     (49,399)      (3,758)     (68,832)
                   ===========  ===========  ============ =========== ============ ============ ============

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Walgreens/Decatur, Decatur, Illinois

     In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

     As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Montgomery-Goodyear, Montgomery, Illinois

     As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Hartford/Naperville Plaza, Naperville, Illinois

     In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

     Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

     As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Antioch Plaza, Antioch, Illinois

     This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

     As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


(C) Total pro forma adjustments for 1996 Acquisitions as though they were acquired the earlier of January 1, 1995 or date that operations commenced.


                                  Pro Forma Adjustments
                    -------------------------------------------------
                    Mundelein     Regency     Prospect    Montgomery-
                      Plaza        Point       Heights       Sears
                    ----------    -------     --------    -----------
Rental
  income.......... $  639,124      541,085      164,152      327,610
Additional
  Rental income...     66,669       63,294      116,175       76,182
                   -----------  -----------  -----------  -----------
  Total income....    705,793      604,379      280,327      403,792
                   -----------  -----------  -----------  -----------
Property operating
  expenses........    141,482       71,615      180,819      102,067
Interest expense..       -         351,900         -            -
Depreciation (E)..    128,233      162,500       46,900       83,200
                   -----------  -----------  -----------  -----------
Total expenses....    269,715      586,015      227,719      185,267
                   -----------  -----------  -----------  -----------
  Net income...... $  436,078       18,364       52,608      218,525
                   ===========  ===========  ===========  ===========

                                  Pro Forma Adjustments
                   ----------------------------------------------------------------
                                               Hawthorn                     Total
                      Zany        Salem        Village          Six         1995
                     Brainy       Square       Commons        Corners     Pro Forma
                   ---------     ---------    ---------       -------     ---------
Rental
  income..........    28,643       717,522       970,313       685,443    4,073,892
Additional
  Rental income...     5,030       387,179       353,145       164,345    1,232,019
                   ---------     ---------     ---------      --------    ---------
  Total income....    33,673     1,104,701     1,323,458       849,788    5,305,911
                   ---------     ---------     ---------      --------    ---------
Property operating
  expenses........     5,502       435,021       407,404       584,070    1,927,980
Interest expense..      -             -          310,468          -         662,368
Depreciation (E)..     4,422       150,000       194,467       153,000      922,722
                   ---------     ---------     ---------      --------    ---------
Total expenses....     9,924       585,021       912,339       737,070    3,513,070
                   ---------     ---------     ---------      --------    ---------
  Net income......    23,749       519,680       411,119       112,718    1,792,841
                   =========    ==========   ===========   ===========   ==========


                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Mundelein Plaza, Mundelein, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                 Mundelein Plaza
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
     Rental income.................... $  639,124         -         639,124
     Additional rental income.........     66,669         -          66,669
                                       -----------  -----------  ----------
     Total income.....................    705,793         -         705,793
                                       -----------  -----------  ----------
     Property operating expenses......    141,482         -         141,482
     Interest expense.................       -            -            -
     Depreciation (E).................       -         128,233      128,233

     Total expenses...................    141,482      128,233      269,715
                                       -----------  -----------  ----------
     Net income....................... $  564,311     (128,233)     436,078
                                       ===========  ===========  ==========


     Acquisition of Regency Point, Lockport, Illinois


     As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

     The related interest rate swap agreement  was terminated on April 18, 1996
     resulting in $48,419 proceeds to  the  Company.   The pro forma adjustment
     does not give effect to the termination of this agreement.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                   Regency Point
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
     Rental income.................... $  541,085         -         541,085
     Additional rental income.........     63,294         -          63,294
                                       -----------  -----------  ----------
     Total income.....................    604,379         -         604,379
                                       -----------  -----------  ----------
     Property operating expenses......     71,615         -          71,615
     Interest expense.................       -         351,900      351,900
     Depreciation (E).................       -         162,500      162,500
                                       -----------  -----------  ----------
     Total expenses...................     71,615      514,400      586,015
                                       -----------  -----------  ----------
     Net income....................... $  532,764     (514,400)      18,364
                                       ===========  ===========  ==========


     Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                  Prospect Heights


                                          *As        Pro Forma
                                         Reported   Adjustments     Total
     Rental income.................... $  164,152         -         164,152
     Additional rental income.........    116,175         -         116,175
                                       -----------  -----------  ----------
     Total income.....................    280,327         -         280,327
                                       -----------  -----------  ----------
     Property operating expenses......    180,819         -         180,819
     Interest expense.................       -            -            -
     Depreciation (E).................       -          46,900       46,900
                                       -----------  -----------  ----------
     Total expenses...................    180,819       46,900      227,719
                                       -----------  -----------  ----------
     Net income....................... $   99,508      (46,900)      52,608
                                       ===========  ===========  ==========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Montgomery-Sears, Montgomery, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                Montgomery-Sears
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
     Rental income.................... $  327,610         -         327,610
     Additional rental income.........     76,182         -          76,182
                                       -----------  -----------  -----------
     Total income.....................    403,792         -         403,792
                                       -----------  -----------  -----------
     Property operating expenses......    102,067         -         102,067
     Interest expense.................       -            -            -
     Depreciation (E).................       -          83,200       83,200
                                       -----------  -----------  -----------
     Total expenses...................    102,067       83,200      185,267
                                       -----------  -----------  -----------
     Net income....................... $  301,725      (83,200)     218,525
                                       ===========  ===========  ===========


     Acquisition of Zany Brainy, Wheaton, Illinois

     This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property was purchased on an all cash basis.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Salem Square, Countryside, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                  Salem Square
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
     Rental income.................... $  717,522         -         717,522
     Additional rental income.........    387,179         -         387,179
                                       -----------  -----------  -----------
     Total income.....................  1,104,701         -       1,104,701
                                       -----------  -----------  -----------
     Property operating expenses......    435,021         -         435,021
     Interest expense.................       -            -            -
     Depreciation (E).................       -         150,000      150,000
                                       -----------  -----------  -----------
     Total expenses...................    435,021      150,000      585,021
                                       -----------  -----------  -----------
     Net income....................... $  669,680     (150,000)     519,680
                                       ===========  ===========  ===========


     Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                             Hawthorn Village Commons
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
     Rental income.................... $  970,313         -         970,313
     Additional rental income.........    353,145         -         353,145
                                       -----------  -----------  -----------
     Total income.....................  1,323,458         -       1,323,458
                                       -----------  -----------  -----------
     Property operating expenses......    407,404         -         407,404
     Interest expense.................       -         310,468      310,468
     Depreciation (E).................       -         194,467      194,467
                                       -----------  -----------  -----------
     Total expenses...................    407,404      504,935      912,339
                                       -----------  -----------  -----------
     Net income....................... $  916,054     (504,935)     411,119
                                       ===========  ===========  ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the
     Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-
     Term Loan. The Company  repaid  the  Short-Term Loan using the   proceeds
     of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company has paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

     Acquisition of Six Corners, Chicago, Illinois


     This proforma adjustment reflects the purchase of Six Corners as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and
     Direct Operating Expenses for the year ended June 30, 1996 prepared in accordance with Rule 3-14 of Regulation S-X and information provided by the seller.

                                                     Six Corners
                                       Year Ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
     Rental income.................... $  685,443         -         685,443
     Additional rental income.........    164,345         -         164,345
                                       -----------  -----------  -----------
     Total income.....................    849,788         -         849,788
                                       -----------  -----------  -----------
     Property operating expenses......    584,070         -         584,070
     Interest expense.................       -            -            -
     Depreciation (E).................       -         153,000      153,000
                                       -----------  -----------  -----------
     Total expenses...................    584,070      153,000      737,070
                                       -----------  -----------  -----------
     Net income....................... $  265,718     (153,000)     112,718
                                       ===========  ===========  ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1995 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                 June 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisition of the Zany Brainy store, Salem Square, Hawthorn Village Commons and Six Corners as though these transactions occurred June 30, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the June 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                 June 30, 1996
                                  (unaudited)


                                                             June 30,
                                 June 30,                      1996
                                   1996        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
Assets
Net investment in
  properties.................. $ 34,031,575    23,078,850    57,110,425
Cash and cash equivalents.....    9,190,952          -        9,190,952
Accounts and rents
  receivable..................      799,181       757,027     1,556,208
Other assets..................      138,189        39,550       177,739
                               ------------   -----------   -----------
Total assets.................. $ 44,159,897    23,875,427    68,035,324
                               ============   ===========   ===========


Liabilities and Stockholders' Equity
Accounts payable and accrued
  expenses.................... $    329,746          -          329,746
Accrued real estate taxes.....      730,398       801,655     1,532,053
Distributions payable (C).....      269,137          -          269,137
Security deposits.............      108,354        15,542       123,896
Mortgage payable..............    5,205,586     3,955,000     9,160,586
Other liabilities.............       96,817          -           96,817
Due to Affiliates.............      545,878          -          545,878
                               ------------   -----------   -----------
Total liabilities.............    7,285,916     4,472,197    12,058,113
                               ------------   -----------   -----------
Common Stock..................       43,270        22,212        65,482

Additional paid in capital
  (net of Offering costs).....   37,525,808    19,081,018    56,606,826
Accumulated distributions in
  excess of net income........     (695,097)         -         (695,097)
                               ------------   -----------   -----------
Total Stockholders' equity....   36,873,981    19,103,230    55,977,211
                               ------------   -----------   -----------
Total liabilities and
  Stockholders' equity........ $ 44,159,897    23,875,427    68,035,324
                               ============   ===========   ===========


               See accompanying notes to pro forma balance sheet.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 June 30, 1996
                                  (unaudited)

(A) The June 30, 1996 Historical column represents the historical balance sheet as presented in the June 30, 1996 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on June 30, 1996. The terms are described in the notes that follow.

                                    Pro Forma Adjustments
                                                  Hawthorn                    Total
                           Zany       Salem        Village       Six        Pro Forma
                          Brainy      Square       Commons      Corners    Adjustments
Assets
Net investment in
  properties........... $2,455,000   6,173,850    8,450,000    6,000,000   23,078,850
Accounts and rents
  receivable...........       -        262,606      188,218      306,203      757,027
Other assets...........       -           -          39,550         -          39,550
                        ----------- -----------  -----------  -----------  -----------
Total assets........... $2,455,000   6,436,456    8,677,768    6,306,203   23,875,427
                        =========== ===========  ===========  ===========  ===========

Liabilities and Stockholders' Equity
Accrued real estate
  taxes................ $     -        270,728      194,440      336,487      801,655
Security deposits......       -           -            -          15,542       15,542
Mortgage payable.......       -           -       3,955,000         -       3,955,000
                        ----------- -----------  -----------  -----------  -----------
Total liabilities......       -        270,728    4,149,440      352,029    4,772,197
                        ----------- -----------  -----------  -----------  -----------
Common Stock (D)....... $    2,855       7,169        5,265        6,923       22,212
Additional paid in
  capital (net of
  Offering Costs)(D)...  2,452,145   6,158,559    4,523,063    5,947,251   19,081,018
                        ----------- -----------  -----------  -----------  -----------
Total Stockholders'
  equity...............  2,455,000   6,165,728    4,528,328    5,954,174   19,103,230
                        ----------- -----------  -----------  -----------  -----------
Total liabilities and
  Stockholders' equity. $2,455,000   6,436,456    8,677,768    6,306,203   23,875,427
                        =========== ===========  ===========  ===========  ===========

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 June 30, 1996
                                  (unaudited)


    Acquisition of the Zany Brainy Store, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Salem Square, Countryside, Illinois

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.


    The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in
    the amount of $3,955,000  from  an  unaffiliated  lender.   The Company has
    paid a 1% origination fee to  the  lender of the Mortgage Loan.   The
    Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated third party for the purchase price of $6,000,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Oferring Proceeds of $22,212,000, net of additional Offering costs of $3,108,770 are reflected as received as of June 30, 1996, prior to
    the purchase of  the  properties.    Offering  costs consist principally of
    registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the six months ended June 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons and Six Corners as of January 1, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the June 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     for the six months ended June 30, 1996
                                  (unaudited)



                                 1996          Total
                              Historical     Pro Forma         1996
                                  (A)       Adjustments(B)    Pro Forma
Rental income............... $  1,320,636       1,959,780     3,280,416
Additional rental income....      389,624         933,811     1,323,435
Interest income (C).........      124,589            -          124,589
Other income................       52,806            -           52,806
                             -------------  --------------  ------------
  Total income..............    1,887,655       2,893,591     4,781,246
                             -------------  --------------  ------------
Professional services and
  general and
  administrative fees.......      104,311            -          104,311
Advisor asset management
  fee.......................      125,532         189,968       315,500
Property operating expenses.      518,722       1,123,513     1,642,235
Interest expense............      107,127         243,234       350,361
Depreciation (D)............      277,500         418,037       695,537
Amortization................        2,746            -            2,746
Acquisition costs expensed..       17,150            -           17,150
                             -------------  --------------  ------------
Total expenses..............    1,153,088       1,974,752     3,127,840
                             -------------  --------------  ------------
  Net income................ $    734,567         918,839     1,653,406
                             =============  ==============  ============


Weighted average
  common stock shares
  outstanding (E)...........    3,558,960                     5,744,560
                             =============                   ===========

Net income per weighted
  average common stock
  outstanding (E)........... $        .25                           .29
                             =============                   ===========


          See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                     For the six months ended June 30, 1996
                                  (unaudited)

(A) The June 30, 1996 Historical column represents the historical statement of operations of the Company for the six months ended June 30, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the six months ended June 30, 1996 are as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for the following:

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons


    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan
    (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company has paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the six months ended June 30, 1996
                                  (unaudited)



                    Mundelein    Regency    Prospect   Montgomery-    Zany
                      Plaza       Point     Heights       Sears      Brainy
                   ----------   ---------   ---------  -----------  ---------
Rental income..... $  163,381     139,271      89,105     163,700     137,489
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144
Interest income...       -           -           -           -           -
                   ----------   ---------   ---------   ---------   ---------
Total income......    196,356     155,305     172,698     220,712     161,633

Professional services
  and general and
  administrative..       -           -           -           -           -
Advisor asset
  management fee..       -           -           -           -           -
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331
Interest expense..       -           -           -           -           -
Depreciation (D)..       -           -           -           -           -
                   ----------   ---------   ---------   ---------   ---------
Total expenses....     53,986      19,046      91,364      66,944      30,331
                   ----------   ---------   ---------   ---------   ---------
Net income........ $  142,370     136,259      81,334     153,768     131,302
                   ==========   =========   =========   =========   =========

                                  Hawthorn
                       Salem      Village       Six      Pro Forma
                       Square     Commons     Corners   Adjustments      Total
                    ----------   ---------   ---------  -----------   -----------
Rental income.....     341,273     426,053     499,508        -         1,959,780
Additional rental
  income..........     212,817     180,202     327,034        -           933,811
Interest income...        -           -           -           -             -
                   -----------   ---------   ---------   ----------   -----------
Total income......     554,090     606,255     826,542        -         2,893,591
                   -----------   ---------   ---------   ----------   -----------
Professional servi
  and general and
  administrative..        -           -           -           -             -
Advisor asset
  management fee..        -           -           -        189,968        189,968
Property operating
  expenses........     240,177     216,967     404,698        -         1,123,513
Interest expense..        -           -           -        243,234        243,234
Depreciation (D)..        -           -           -        418,037        418,037
                   -----------   ---------   ---------   ----------   -----------
Total expenses....     240,177     216,967        -        851,239      1,974,752
                   -----------   ---------   ---------   ----------   -----------
Net income........     313,913     389,288     421,844    (851,239)       918,839
                   ===========   =========   =========   ==========   ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the six months ended June 30, 1996
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the six months ended June 30, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.